UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 3, 2004 (August 3, 2004)

Wellsford Real Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12917	13-3926898

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, New York		10022

(Address of Principal Executive Office)		(Zip Code)

(212) 838-3400

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Wellsford Real Properties, Inc. (the "Company") press release issued August 3, 2004, reporting results for the quarter ended June 30, 2004.

Item 12. Results of Operations and Financial Condition.

On August 3, 2004, the Registrant reported its results of operations for the quarter ended June 30, 2004. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ James J. Burns James J. Burns Senior Vice President, Chief Financial Officer

Date:        August 3, 2004

Exhibit 99.1

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE • 26TH FLOOR • NEW YORK • NY 10022
212-838-3400      FAX 212-421-7244

FOR IMMEDIATE RELEASE:

WELLSFORD REAL PROPERTIES, INC. REPORTS
SECOND QUARTER 2004 RESULTS

NEW YORK, August 3, 2004, Wellsford Real Properties, Inc. (AMEX: WRP) reported second quarter 2004 revenues of $8,540,073, and a net loss of $(2,313,530) or $(0.36) per basic and diluted share. For the comparable quarter in 2003, WRP reported revenues of $7,307,634 and net loss of $(1,032,439) or $(0.16) per basic and diluted share.

For the six months ended June 30, 2004, WRP reported revenues of $14,706,807 and a net loss of $(9,832,463) or $(1.52) per basic and diluted share. For the corresponding 2003 period, WRP reported comparable revenues of $13,941,184 and a net loss of $(556,157), or $(0.09) per basic and diluted share.

Second Quarter 2004 and Subsequent Activities

Wellsford/Whitehall

At June 30, 2004, WRP had a 32.59% ownership interest in Wellsford/Whitehall, a private joint venture that owned and operated 24 properties (including 16 office properties, five net-leased retail properties and three land parcels) aggregating approximately 2,664,000 square feet of improvements, primarily located in New Jersey and Massachusetts.

In July 2004, Wellsford/Whitehall completed a transaction whereby it transferred six of its Massachusetts properties (aggregating 891,000 square feet), which were subject to mortgage debt of $64,252,000 (“Nomura Loan”) at June 30, 2004, along with related restricted cash balances aggregating $6,428,000, cash and certain other consideration to a newly formed partnership which includes the New England family (the “Family”) that owned an aggregate 7.45% equity interest in Wellsford/Whitehall, in exchange for the Family’s equity interests in Wellsford/Whitehall. The Family also agreed to eliminate an existing tax indemnity which Wellsford/Whitehall had to the Family’s members. As a result of this transaction, Wellsford/Whitehall expects to record a loss of approximately $5,000,000 during the three months ending September 30, 2004, of which WRP’s share is approximately $1,600,000. As a result of the redemption, WRP’s interest in Wellsford/Whitehall will increase to 35.21%.

Since March 2004, Wellsford/Whitehall had not made a portion of its scheduled monthly debt service payments on the Nomura Loan. The manager of Wellsford/Whitehall withheld these debt service payments and met with the special servicer to present and discuss various potential debt term alternatives. The portion of the scheduled payments not being made related to the amount by which the debt service due each month exceeded the aggregate rent receipts of the above mentioned six properties, which were payable directly into a lockbox with the lender and were insufficient as a result of low occupancy at these properties. The special servicer has agreed to waive default interest in connection with the nonpayment and restructured the Nomura Loan with the Family Partnership which acquired the six properties as described above.

Wellsford/Whitehall executed an amended agreement, effective April 1, 2004, extending its existing $106,000,000 loan with General Electric Capital Corporation to December 31, 2006. The loan is collateralized by eight office properties in New Jersey and one in Massachusetts. The loan also provides, subject to certain conditions, for additional funding aggregating $16,000,000 through December 31, 2005 for certain capital improvements for the collateralized properties.

Wellsford/Whitehall had total assets of $266,285,000 and debt of $194,201,000 at June 30, 2004. At December 31, 2003, total assets and debt were $277,120,000 and $201,659,000, respectively.

The aggregate portfolio occupancy was 46% at June 30, 2004 based upon 2,664,000 gross leasable square feet. Considering the effect of the July 2004 transaction with the Family, portfolio occupancy would have been 51% at June 30, 2004 based upon 1,773,000 gross leasable square feet.

Wellsford Capital

Second Holding is a special purpose finance company in which WRP has an approximate 51% equity interest, or $23,011,000, at June 30, 2004. Second Holding had total investments of $1,465,796,000 at June 30, 2004, of which 94% were rated AAA or AA by Standard & Poor’s. Second Holding recorded a $13,230,000 impairment charge related to the write-down of one of its investments during the first quarter of 2004 to its deemed fair value as a result of an other than temporary decline in the market value of bonds and underlying aircraft collateral. This investment was sold by Second Holding during May 2004 and Second Holding recorded a recovery of the impairment charge of $300,000 during the second quarter of 2004 (of which WRP’s share was $153,000).

The partners of Second Holding have agreed to cease making any distributions to all partners (including the partner who has a 35% income interest) until the impairment charge is recovered through future earnings.

During the second quarter of 2004, the partner owning the 35% income interest informed management of Second Holding that it would not approve the purchase of any further investments, thereby under the terms of the partnership agreement, preventing any future acquisitions of investments. The partners are evaluating alternatives available to Second Holding in addition to holding existing assets through respective maturities and then paying down related debt. As a consequence, operating income, fees to be earned and cash flows to be received by WRP from Second Holding will be reduced in the future.

During April 2004, WRP sold the 421 Chestnut Street property for net proceeds of approximately $2,700,000. This asset was the last remaining asset from WRP’s 1998 acquisition of Value Property Trust. WRP reversed approximately $625,000 of previously recorded impairment reserves. At June 30, 2004, WRP recognized approximately $184,000 of the balance of the proceeds which had been placed in escrow from the sale of its Keewaydin property in July 2003, as a result of the expiration of the contingency period. This amount and the reversal of the impairment reserve are reflected in income from discontinued operations during the three and six months ended June 30, 2004.

In October 2000, WRP and Prudential Real Estate Investors (“PREI”), an affiliate of Prudential Life Insurance Company, organized Clairborne Fordham which provided an aggregate of $34,000,000 of mezzanine financing for the construction of Fordham Tower, a 50-story, 227 unit, luxury condominium apartment project to be built on Chicago’s near northside (“Fordham Tower”). WRP, which has a 10% interest in Clairborne Fordham, fully funded its $3,400,000 share of the loan. WRP and its partner in Clairborne Fordham are negotiating an agreement with the owners of Fordham Tower to take over ownership of the remaining 19 unsold units, as well as the 188 space parking garage and 12,000 square feet of retail space. It is the intention of Clairborne Fordham to complete the orderly sell-out of these components. Management of WRP believes that this transaction, if it happens, will not result in any loss to Clairborne Fordham or WRP.

Wellsford Development

At June 30, 2004, WRP had an 85.85% interest as managing owner in Palomino Park, a five phase, 1,800 unit multifamily residential development in Highlands Ranch, a south suburb of Denver, Colorado. Three phases aggregating 1,184 units are completed and operational as rental property. A 264 unit fourth phase has been converted into condominiums. Sales commenced in February 2001 and through June 30, 2004, WRP has sold 238 units. WRP is actively exploring the development and construction of a 259 unit condominium project on the land for the remaining fifth phase.

Physical occupancy for the Blue Ridge, Red Canyon and Green River rental phases aggregated 96% and 88% at June 30, 2004 and December 31, 2003, respectively, however, significant rental concessions continue to be given to tenants.

WRP sold 19 Silver Mesa condominium units for gross proceeds of $4,658,000 during the quarter ended June 30, 2004 and 11 units for gross proceeds of $2,461,000 in the comparable 2003 period. For the six months ended June 30, 2004, WRP sold 29 Silver Mesa units for gross proceeds of $6,944,000 and 16 units for gross proceeds of $3,657,000 for the comparable 2003 period.

During June 2004, WRP purchased a 100 single family home site in East Lyme, Connecticut for approximately $6,200,000. WRP is in the process of finalizing an agreement with a home builder who would construct and sell the homes on the site and who will have a 5% interest in the project and receive other consideration. WRP is in the process of obtaining financing for the project and is expecting to start construction during the fourth quarter of 2004.

Corporate

Commenting on the activities of the first quarter, Jeffrey H. Lynford, Chairman of the Board, stated, “We are persistent in our efforts to simplify the Company’s balance sheet and have been working cooperatively with our several joint venture partners in this regard. Generally, properties and assets encumbered by complex partnership agreements are illiquid and this depresses value. Our recent redemption of the Saraceno Family partnership interests in the Wellsford/Whitehall venture is a fine example of a successful initiative. Meanwhile, the sales of condominiums at our Palomino project are closing on schedule and Lazard Frères & Co. LLC continues its work to advise the Company’s Board of Directors regarding its strategic business alternatives.”

Wellsford Real Properties, Inc. is a real estate merchant banking firm organized in 1997 and headquartered in New York City which acquires, develops, finances and operates real estate properties and organizes and invests in private and public real estate companies.

This press release, together with other statements and information publicly disseminated by WRP, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of WRP or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail in the “Risk Factors” section of WRP’s registration statement on Form S-3 (file No. 333-73874) filed with the Securities and Exchange Commission (“SEC”) on December 14, 2001, as may be amended, which is incorporated herein by reference: general and local economic and business conditions, which will, among other things, affect demand by tenants for commercial and residential properties, availability and credit worthiness of prospective tenants, lease rents and the availability and cost of financing; ability to find suitable investments; future impairment charges as a result of possible continuing declines in the expected values and cash flows of owned properties and investments; competition; risks of real estate acquisition, development, construction and renovation including construction delays and cost overruns; inability to comply with zoning and other laws; vacancies at commercial and multifamily properties; dependence on rental income from real property; the risk of inflation in operating expenses, including, but not limited to, energy, water and insurance; the availability of insurance coverages; the inability to obtain construction financing for its development projects; adverse consequences of debt financing including, without limitation, the necessity of future financings to repay maturing debt obligations; inability to meet financial and valuation covenants contained in loan agreements; inability to repay financings; inability to obtain relief under existing financing terms; risk of foreclosure on collateral; risks of investments in debt instruments, including possible payment defaults and reductions in the value of collateral; uncertainties pertaining to debt investments, including scheduled interest payments, the ultimate repayment of principal, adequate insurance coverages, the ability of insurers to pay claims and effects of changes in ratings from rating agencies; risks associated with the ability to renew or obtain necessary credit enhancements from third parties; risks of subordinate loans; risks of leverage; risks associated with equity investments in and with third parties; risks associated with our reliance on joint venture partners including, but not limited to, the inability to obtain consent from partners for certain business decisions, reliance on partners who are solely responsible for the books, records and financial statements of such ventures, the potential risk that our partners may become bankrupt, have economic or other business interests and objectives which may be inconsistent with those of WRP and our partners being in a position to take action contrary to our instructions or requests; inability and/or unwillingness of partners to provide their share of any future capital requirements; availability and cost of financing; interest rate risks; demand by prospective buyers of condominium, residential and commercial properties; the uncertainties regarding the Buy/Sell Agreement between WRP and Whitehall with respect to the Wellsford/Whitehall venture including, but not limited to, whether either partner will exercise their rights there under, the timing of such exercise, and the inability by the ultimate purchaser to meet the financial terms of such transaction; future impairment charges as a result of the completion of analyses by the manager of Wellsford/Whitehall upon the recording of the transfer of the Nomura Loan collateral and redemption of the Family’s equity interests in the third quarter of 2004; inability to realize gains from the real estate assets held for sale; lower than anticipated sales prices; inability to close on sales of properties; illiquidity of real estate investments; the risks of seasonality and increasing interest rates on WRP’s ability to sell condominium units and single family “for sale” housing; environmental risks; uncertainities as to what decisions and transactions may result from WRP’s current assessment of its strategic business alternatives, which may include, but not be limited to, a recapitalization, acquisitions, dispositions of assets, a liquidation, the sale or merger of WRP and alternatives that would keep WRP independent; and other risks listed from time to time in WRP’s reports filed with the SEC. Therefore, actual results could differ materially from those projected in such statements.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President - Chief Accounting Officer & Director of Investor Relations (212) 838-3400

Wellsford Real Properties, Inc.
Financial Highlights
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Consolidated Statements of Operations	2004	2003	2004	2003
REVENUES
Rental revenue	$3,416,915	$3,592,216	$6,777,179	$7,506,325
Revenue from sales of residential units	4,657,978	2,461,139	6,944,194	3,657,139
Interest revenue	241,047	941,107	490,698	1,899,150
Fee revenue	224,133	313,172	494,736	878,570

Total revenues	8,540,073	7,307,634	14,706,807	13,941,184

COSTS AND EXPENSES
Cost of sales of residential units	3,855,848	2,125,977	5,770,373	3,180,731
Property operating and maintenance	1,203,752	1,311,937	2,277,707	2,282,987
Real estate taxes	371,879	374,971	727,645	705,966
Depreciation and amortization	1,138,098	1,208,605	2,275,719	3,434,821
Property management	82,937	73,364	166,052	151,287
Interest:
Mortgage notes payable	1,626,851	1,668,659	3,288,171	3,253,746
Junior subordinated debentures	508,969	--	1,049,907	--
General and administrative	1,785,694	1,414,875	3,598,826	2,925,078

Total costs and expenses	10,574,028	8,178,388	19,154,400	15,934,616

(Loss) income from joint ventures	(1,014,438)	(175,314)	(6,106,031)	2,409,901

(Loss) income before minority interest, income taxes,
accrued distributions and amortization of costs on
Convertible Trust Preferred Securities and discontinued operations	(3,048,393)	(1,046,068)	(10,553,624)	416,469

Minority interest benefit	4,362	47,124	43,847	41,349

(Loss) income before income taxes, accrued distributions
and amortization of costs on Convertible Trust
Preferred Securities and discontinued operations	(3,044,031)	(998,944)	(10,509,777)	457,818

Income tax expense (benefit)	59,000	(467,000)	99,000	214,000

(Loss) income before accrued distributions and amortization
of costs on Convertible Trust Preferred Securities and
discontinued operations	(3,103,031)	(531,944)	(10,608,777)	243,818

Accrued distributions and amortization of costs on
Convertible Trust Preferred Securities, net of income tax
benefit of $30,000 and $210,000 in 2003, respectively	--	494,953	--	839,907

(Loss) from continuing operations	(3,103,031)	(1,026,897)	(10,608,777)	(596,089)

Income (loss) from discontinued operations, net of income
tax expense (benefit) of $17,000, $(13,000), $17,000
and $10,000, respectively	789,461	(5,542)	776,314	39,932

Net (loss)	$(2,313,570)	$(1,032,439)	$(9,832,463)	$(556,157)

Per share amounts, basic and diluted:
(Loss) from continuing operations	$(0.48)	$(0.16)	$(1.64)	$(0.10)
Income from discontinued operations	0.12	--	0.12	0.01

Net (loss)	$(0.36)	$(0.16)	$(1.52)	$(0.09)

Weighted average number of common shares outstanding:
Basic	6,459,738	6,453,730	6,458,635	6,452,916

Diluted	6,459,738	6,453,730	6,458,635	6,452,916

Wellsford Real Properties, Inc.
Financial Highlights
(continued)

Summary of Consolidated Balance Sheet Data	June 30, 2004	December 31, 2003
	(unaudited)	(audited)
Real estate, net	$130,333,083	$130,582,477
Note receivable	$2,064,000	$3,096,000
Asset held for sale	$--	$2,334,535
Investment in joint ventures	$47,593,602	$53,759,723
Cash and cash equivalents	$52,094,824	$55,377,515
Investments in U.S. Government securities	$30,062,821	$27,516,211
Total assets	$275,330,380	$285,827,126
Mortgage notes payable	$108,771,294	$109,504,562
Junior subordinated debentures	$25,775,000	$--
Convertible Trust Preferred Securities	$--	$25,000,000
Total shareholders' equity	$121,559,650	$131,274,044
Other information:
Common shares outstanding	6,459,738	6,455,994
Book value per share (unaudited)	$18.82	$20.33
Enterprise assets (unaudited)	$2,313,742,000	$2,423,020,000